ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

                                           +--------------------+--------------------+
                                           |Filed in the office |Document Number     |
+-------------------------------------+    |of                  |20080504193-82      |
|                                     |    |                    |--------------------|
|       Certificate of Admendment     |    |/s/ Ross Miller     |Filing Date and Time|
| (PURSUANT TO NRS 78.385 AND 78.390) |    |Ross Miller         |07/29/2008 2:28 PM  |
|                                     |    |Secretary of State  |--------------------|
+-------------------------------------+    |State of Nevada     |Entity Number       |
                                           |                    |C3860-1995          |
                                           +--------------------+--------------------+

USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

________________________________________________________________________________

1. Name of Corporation

   Logica Holdings, Inc.
________________________________________________________________________________

2. The articles have been amended as follows: (provide article numbers, if available)

Article One; Name

Changed to: DOLPHIN DIGITAL MEDIA INC.
________________________________________________________________________________

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
                                                                             51%
________________________________________________________________________________

4. Effective date of filing: (optional)

                 (must not be later than 90 days after the certificate is filed)
________________________________________________________________________________

5. Signature: (required)


X  /s/ Enzo Taddei
_______________________
Signature Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.


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